EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Appoints Steve Osterberg as Vice-President of Exploration

Coeur d’Alene, Idaho – February 1, 2012 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce the appointment of Steve Osterberg, Ph.D., P.G., Q.P. as the Company’s Vice-President of Exploration.

Mr. Osterberg has 25 years of domestic and international minerals exploration experience, including mining geology and hydrogeology with multiple mineral deposit types, including sediment-hosted, Carlin-type, epithermal, and mesothermal gold and silver deposits.  He has multi-disciplined experience in all aspects of economic exploration geology, and has been involved in advancing numerous exploration discoveries.  Mr. Osterberg managed his own geologic consulting practice and developed and led the geology-geohydrology-geochemistry practice at Tetra-Tech Metals and Mining.

Mr. Osterberg has vast experience in various geologic terranes, including the Great Basin of Nevada, southwest U.S. porphyries, the Mid-Continent rift, the Canadian Shield, the Western Cordillera, and the Andean orogenic.  His work experience also includes positions at Knight Piesold, BHP Minerals International, Minnova, Noranda, Kerr-McGee, and St. Joe American Corp.  He earned his Ph.D. and M.S. degrees in geology from the University of Minnesota and his B.S. degree in geology from the University of Wisconsin.

Paul Dircksen, Timberline’s President and CEO, said, “We are very pleased that Steve is joining the Timberline team.  He brings a wealth of experience and education that will benefit us as we move the Butte Highlands Gold Project toward production and as we advance our exploration properties.  Steve’s experience in converting exploration discoveries into producing assets will be crucial in the development our properties.”

In connection with his appointment, Mr. Osterberg has been granted 100,000 options to acquire common shares of Timberline at an exercise price equal to the closing price of the stock on February 1, 2012, vesting immediately, and with a term of five years.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing, terms and value of the Company’s sale of Timberline Drilling,  the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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